Exhibit 10.1

AMENDED AND RESTATED TRUST AGREEMENT

by and between

MORGAN STANLEY

and

STATE STREET BANK AND TRUST COMPANY

As of January 1, 2018

AMENDED AND RESTATED TRUST AGREEMENT

  Exhibits:

A.	1995 Equity Incentive Compensation Plan

B.	Employees’ Equity Accumulation Plan

C.	Directors’ Equity Capital Accumulation Plan

D.	Equity Incentive Compensation Plan

E.	2009 Replacement Equity Incentive Compensation Plan for MSSB Employees

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AMENDED AND RESTATED

TRUST AGREEMENT

This AMENDED AND RESTATED TRUST AGREEMENT (this “Agreement”), made as of the 1st day of January, 2018, by and between MORGAN STANLEY, a Delaware corporation (the “Company”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, “State Street” and, as trustee under this Agreement, the “Trustee”), hereby amends and restates the Amended and Restated Trust Agreement dated as of October 18, 2011 between the Company and State Street.

RECITALS:

WHEREAS, certain Managing Directors, Executive Directors, officers, other key employees and consultants of the Company or certain subsidiaries thereof (“Participants”) are eligible to receive shares (the “Benefits”) of the Company’s common stock, par value $0.01 per share (the “Stock”), pursuant to awards of stock units under any of the following plans of the Company:

●	the 1995 Equity Incentive Compensation Plan;
●	the Employees’ Equity Accumulation Plan;
●	the Directors’ Equity Capital Accumulation Plan (“DECAP”);
●	the Equity Incentive Compensation Plan
●	the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees; and
●	each other plan which the Company identifies to the Trustee in accordance with Section 11 of this Agreement,

as each may be amended, supplemented, replaced or extended, or any successor plan providing for similar benefits or awards, being hereinafter referred to collectively as the “Plans”. Copies of the first five of the Plans cited above are attached hereto as Exhibits A, B, C, D and E, respectively, and made a part hereof; and

WHEREAS, the Company wishes to establish a trust (a “Trust”), for the purpose of holding all of the shares of Stock underlying or associated with stock unit awards under the Plans, and to transfer to the Trust shares of Stock to be held therein, subject to the Company’s power to revoke the Trust in accordance with the terms thereof, in whole or in part, at any time or from time to time, until distributed to the

Participants and their beneficiaries (“Trust Beneficiaries”) as Benefits in such manner and at such time as specified in the Plans;

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend and restate this Agreement and agree that the Trust shall be composed, held and disposed of as follows:

Section 1. Trust Fund.

(a) The Company has deposited with the Trustee in trust one share of Stock and cash in the amount of one thousand dollars ($1,000.00) which was the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement together with additional deposits by the Company of cash or Stock from time to time. Subject to the terms of this Agreement, the initial deposit, any additional deposits, and any other assets held in the Trust shall be subject to the claims of the creditors of the Company and of any Company subsidiary that employs a Participant who is a Trust Beneficiary under this Agreement (each a “Subsidiary”) but, in the case of creditors of any Subsidiary, only to the extent of the assets held by the Trust in respect of employees (including former employees) of such Subsidiary and such additional assets, if any, as may be required to qualify the Trust as a grantor trust, within the meaning of Sections 671-677 of the Internal Revenue Code of 1986, as amended (the “Code”) (with respect to each Subsidiary, the “Allocable Assets”).

The Trust shall be funded only with shares of Stock, cash to purchase such shares, and, as applicable in accordance with Section 1(f) hereof, cash with respect to dividends paid on such shares of Stock. In addition, the Trustee may retain cash or short term instruments for payment of expenses and liabilities of the Trust. Shares of Stock contributed to the Trust or purchased with cash so contributed shall either be allocated to stock units (including dividend equivalents with respect to such stock units to be paid in Shares) awarded under the Plans (“Allocated Shares”) or be held in the Trust pending allocation to such stock units or other equity-based awards (“Unallocated Shares”). For purposes hereof, Unallocated Shares include shares of Stock held in the Trust that were considered Allocated Shares when contributed to, or purchased with cash held by, the Trust, but for which the corresponding stock units awarded under the Plans have been forfeited. The Company shall from time to time identify to the Trustee (i) all Allocated Shares that correspond to stock units awarded under DECAP, with such shares referred to herein as the “DECAP Portfolio,” (ii) all Allocated Shares that correspond to stock unit awards that provide for dividend

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equivalents on such stock units to be reinvested in shares of Stock (other than Allocated Shares attributed to the DECAP Portfolio), with such shares (together with shares purchased pursuant to such dividend reinvestment) referred to herein as the “Dividend Reinvestment Shares,” and (iii) all Allocated Shares that correspond to stock unit awards granted to Trust Beneficiaries that, pursuant to the terms of the award as set forth in the applicable award documentation, do not provide for dividend equivalents on such stock units (such shares referred to herein as the “Non-Dividend Shares”). Further, the Company shall from time to time identify to the Trustee Allocated Shares that correspond to stock units awarded under the Plans and which shall be deemed to constitute, and shall be referred to, as the “Non-Passthrough Portfolio.” The Company shall also from time to time identify to the Trustee those Trust Beneficiaries who have been awarded stock units for which corresponding shares of Stock are held in the Non-Passthrough Portfolio. Such Trust Beneficiaries are referred to as “Non-Passthrough Participants.”

(b) Except as otherwise provided herein, the Trust hereby established shall be revocable by the Company, in whole or in part, at any time or from time to time, without the consent of any other person or entity. Subject to the provisions of Section 3 and notwithstanding any other provision in this agreement to the contrary, (i) the Company may not revoke the Trust to the extent of any shares corresponding to a stock unit award of a Trust Beneficiary which award at the time of such revocation is unsettled but currently payable, all in accordance with the terms of the Plans and the award granted thereunder and (ii) the Company may not revoke the Trust to the extent of any dividend payable to the Trustee as record owner on the record date which dividend at the time of such revocation is unsettled but currently distributable by the Trustee as a dividend equivalent to any Trust Beneficiary, in accordance with paragraph (f) of this Section 1 and the terms of the Plan and the award granted thereunder. It is specifically noted that the Company may terminate the Trust to the extent of any Unallocated Shares at any time.

(c) The Trust is intended to be a grantor trust, within the meaning of Sections 671-677 of the Code, and shall be construed accordingly.

(d) The assets of the Trust shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Notwithstanding any other provision of this Agreement to the contrary and subject to the provisions of Section 3, no Trust Beneficiary shall have any claim on, or any beneficial ownership interest in, any assets of the Trust other than assets to which the

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Trust Beneficiary is entitled to a distribution as provided in Section 2 and paragraph (f) of this Section 1. No rights to a distribution of a Benefit or dividends declared thereon shall be created under this Agreement independently of any Trust Beneficiary’s right to a distribution or payment under the Plans and the awards granted thereunder. Neither the Company nor the Trustee shall have any power to create a security interest in the assets of the Trust in favor of any Trust Beneficiary, any person entitled to Benefits by reason of the death of any Trust Beneficiary or any creditor of either the Company or any Subsidiary. Nothing contained herein or in any provision of the Plans shall operate to create a security interest in any part of the assets of the Trust on behalf of any Trust Beneficiary or any person entitled to Benefits upon the death of any Trust Beneficiary.

(e) The Company may at any time or from time to time make additional deposits of cash or shares of Stock to the Trust to augment the assets to be held, administered and disposed of by the Trustee as provided in this Agreement. The Trustee shall have no duty or obligation to require the Company to make any contribution to the Trust.

(f) Any cash dividend paid in respect of Allocated Shares held in the Trust shall be distributed by or on behalf of the Trustee as a dividend equivalent to Trust Beneficiaries as and when directed by the Company, except to the extent any Trust Beneficiaries are not entitled to dividends or dividend equivalents pursuant to the terms of the applicable award with respect to which the Allocated Shares relate. If a Participant (Trust Beneficiary) is not eligible or entitled to receive dividends or dividend equivalents with respect to stock unit awards pursuant to the terms of the applicable award, then, as directed by the Company, the Trustee shall (x) waive the right to receive dividends with respect to any Allocated Shares underlying such awards, (y) deliver the aggregate amount of dividends paid to the Trust with respect to any such shares to the Company, or (z) retain the cash dividends paid in respect to such shares to be used for payment of expenses and liabilities of the Trust. Any cash dividend paid in respect of Dividend Reinvestment Shares shall, as promptly as possible after receipt thereof by the Trustee, be paid by the Trustee to the Company in consideration for the purchase of a number of additional shares of Stock determined by dividing (1) the aggregate amount of the cash dividend paid on all shares of Stock that are Dividend Reinvestment Shares on the dividend record date by (ii) the fair market value (as determined by the Company in its sole discretion) of one share of Stock on the dividend payment date. The Company shall

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be responsible for calculating the number of shares to be purchased by the Trustee. All shares of Stock purchased by the Trustee pursuant to the third sentence of this paragraph (f) will be treated as Dividend Reinvestment Shares and will be treated as dividend equivalents allocated to Participants in accordance with the applicable Plan. Any cash dividend paid in respect of Unallocated Shares held in the Trust shall be delivered by the Trustee to the Company. The Company shall act as agent for the Trustee in making distributions of dividend equivalents to Trust Beneficiaries unless the Trustee gives the Company 90 days’ notice, in writing, that the Trustee does not want the Company to act as its agent. The Trustee may require the Company to provide certification of its distributions of dividend equivalents to Trust Beneficiaries. Any other dividend or distribution made with respect to the shares of Stock held in the Trust shall be distributed to the Trustee and delivered by the Trustee to the Company for disposition by the Company (i) in the case of Allocated Shares, in accordance with the Plan and awards granted thereunder, and (ii) in the case of Unallocated Shares, as determined by the Company in its discretion.

(g) Any cash dividend paid in respect of shares of Stock included in the DECAP Portfolio shall, as promptly as possible after receipt thereof by the Trustee, be paid by the Trustee to the Company in consideration for the purchase of a number of additional shares of Stock determined by dividing (i) the aggregate amount of the cash dividend paid on all shares of Stock included in the DECAP Portfolio on the dividend record date by (ii) the Fair Market Value, as defined in DECAP, of one share of Stock on the dividend payment date. The Company shall be responsible for calculating Fair Market Value in accordance with the preceding sentence and the number of shares to be purchased by the Trustee. All shares of Stock purchased by the Trustee pursuant to this paragraph (g) will be included in the DECAP Portfolio and will be treated as dividend equivalents allocated to participants in DECAP in accordance with the Plan.

Section 2. Payments to Trust Beneficiary.

(a) The Trustee shall distribute the Benefits and, if provided for in the terms of the Plans and awards granted thereunder, any dividend equivalents accumulated thereon, in accordance with the Plans as and when directed by the Compensation, Management Development and Succession Committee (the “Committee”) of the Board of Directors of the Company or by an officer of the Company, as hereinafter set forth, if and to the extent that neither the Company nor any of its Subsidiaries is insolvent at the time of such distribution and shares of Stock are available for such distribution. Subject to the provisions of

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Section 3, a Trust Beneficiary shall be entitled to a distribution of Benefits from the Trust at the time the stock unit award becomes currently payable and is no longer subject to forfeiture, all in accordance with the terms of the Plans and the award granted thereunder, provided that the Trust has not been revoked prior to such time and that the Company’s obligation under the stock unit award has not been satisfied otherwise. The Committee or an officer of the Company will instruct the Trustee as to the eligibility of any Trust Beneficiary for such distribution, the correct amount of each distribution and when to make the distribution. The Committee or its designee shall keep accurate records with respect to the Benefits and, if provided for in the terms of the Plans and awards granted thereunder, any dividend equivalents accumulated thereon, payable from the Trust and the Trustee may rely upon such records without a duty of further inquiry in performing its duties under this Agreement. To the extent Benefits and, if provided for in the terms of the Plans and awards granted thereunder, any dividend equivalents accumulated thereon, have been paid from the Trust hereunder, the Company shall be relieved of its obligation to pay such Benefits.

(b) If at any time the number of shares held in the Trust is not sufficient to make any directed distribution of Benefits, in accordance with the Plans, to any Trust Beneficiary then entitled to a distribution, the Trustee shall distribute the balance of the shares held in the Trust to or on behalf of all the Trust Beneficiaries then entitled to distributions in the following manner: the Benefits distributed to any Trust Beneficiary shall be equal to the balance of shares held in the Trust multiplied by a fraction the numerator of which is the amount of Benefits such Trust Beneficiary is entitled to distribution of at that time and the denominator of which is the amount of Benefits all Trust Beneficiaries are entitled to distribution of at that time. No provision of this Trust Agreement shall relieve the Company of its liabilities to pay Benefits except to the extent that the same have been paid from the Trust hereunder.

(c) The Trustee shall make provision for withholding of any federal, state or local taxes that may be required to be withheld in respect of any distribution from the Trust as directed by the Committee or by an officer of the Company and the Trustee shall remit any shares or other amounts so withheld as instructed by the Committee or by an officer of the Company, including to the Company if so instructed by the Committee or by such officer.

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Section 3.	Trustee Responsibility Regarding Payments to a Trust Beneficiary When the Company or any Subsidiary Is Insolvent.

(a) The Company or a Subsidiary of the Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company or the Subsidiary, whichever is applicable, is unable or otherwise fails to pay its debts, other than debts owed to the Company or to entities 50% or more owned or controlled, directly or indirectly, by the Company, as they mature in accordance with the terms of the relevant debt instruments or (ii) the Company or the Subsidiary is subject to a pending proceeding as a debtor under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, or any successor statute or under Title 15 of the United States Code (15 U.S.C. § 78aaa et seq.), as amended from time to time, or any successor statute. If the Company is Insolvent, the Trustee promptly shall discontinue distributing Benefits under Section 2 and dividends, dividend equivalents or other income earned on the shares of Stock or other assets held in Trust, and if a Subsidiary is Insolvent, the Trustee promptly shall discontinue distributing Benefits under Section 2 and dividends, dividend equivalents or other income earned on the shares of Stock or other assets held in the Trust that constitute such Subsidiary’s Allocable Assets to any Trust Beneficiaries who are employees (including former employees) of such Subsidiary. Thereafter, subject to paragraph (b) below, the Trustee shall hold all of the assets and income of this Trust (or, in the case of a Subsidiary that is Insolvent, shall hold all of such Subsidiary’s Allocable Assets and any dividends or other income earned thereon) for the benefit of the general creditors of the Company or such Subsidiary, as the case may be, or both, and shall make such assets and income available to such general creditors at such times and in such amounts as directed by a court of competent jurisdiction. The Company shall not replace any shares of Stock paid to such general creditors. Notwithstanding the foregoing, if new awards of stock units are made, shares of Stock corresponding to such stock units may be contributed to the Trust.

(b) The Board of Directors or the Chairman or President of the Company shall have the duty to inform the Trustee promptly if the Company or any of its Subsidiaries becomes Insolvent. If a person claiming to be a creditor of the Company or any of its Subsidiaries alleges in writing to the Trustee that the Company or a Subsidiary has become Insolvent, the Trustee, to the extent set forth in Section 3(a), promptly shall suspend the distribution of Benefits under Section 2 and of dividend equivalents or other income earned on the shares of Stock or other assets held in Trust and shall contact the Company’s Chairman or

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President and the Board of Directors. If the Company’s Chairman or President or the Board of Directors fails to confirm or deny such claim, the Trustee shall continue the suspension of Benefit distributions to Trust Beneficiaries and of income on the assets held in Trust until or unless a court of competent jurisdiction shall have determined that neither the Company nor any of its Subsidiaries is Insolvent. The Trustee shall also have the right at any time to apply to a court of competent jurisdiction for instructions on how to proceed if the Trustee determines that such action is necessary or appropriate in light of any uncertainty that may reasonably exist regarding whether or not the Company or a Subsidiary is Insolvent. Unless the Trustee has actual knowledge that the Company or a Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether the Company or any of its Subsidiaries is Insolvent. In the absence of actual knowledge to the contrary, if the Trustee is notified pursuant to the foregoing provisions by a court of competent jurisdiction, by the Company’s Chairman or President or by the Board of Directors that the Company or, in the case of a Subsidiary, such Subsidiary is not or is no longer Insolvent, the Trustee shall resume the distribution of Benefits under Section 2 and of dividend equivalents or other income earned on the shares of Stock or other assets held in the Trust. Upon resumption of the distribution of Benefits by the Trustee, the first distribution to each Trust Beneficiary to whom distributions were so suspended shall include (to the extent that shares are available therefor) the amount by which the aggregate of all distributions which would have been made to such Trust Beneficiary in accordance with instructions given by the Committee or by officers of the Company, but for the discontinuance of distributions pursuant to paragraph (a) above, exceeds the aggregate distributions on account of Benefits actually made to such Trust Beneficiary by the Company (as certified to the Trustee by the Company in writing) during such period of discontinuance.

Section 4.	Term of the Trust and Payments to Company in Connection with Termination of the Trust.

Unless sooner terminated, this Trust shall terminate upon the earlier of (a) the satisfaction of all the Company’s obligations under the Plans to the Trust Beneficiaries, (b) the receipt of an offer (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934 as from time to time amended and in effect) to acquire any shares of Stock held by the Trustee in the Trust, other than an offer by the Company or any affiliate 50% or more of which was owned or controlled

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directly or indirectly by the Company prior to the transaction (a “Self-Tender”), or (c) the twenty-first anniversary of the death of the last to survive of the employees of the Company or its subsidiaries who are Trust Beneficiaries as of the date of execution of this Agreement. Upon any termination of the Trust, all shares of Stock and other assets, if any, held in the Trust shall be delivered to the Company or as otherwise directed by the Company. The Company shall direct the Trustee as to the distribution of such shares and other assets no later than the final payment date for any stock units to which there correspond Allocated Shares held in the Trust.

Section 5. Investment of Trust Assets.

Unless otherwise directed by the Committee or by an officer of the Company and subject to the Trustee’s discretion to retain cash or short term instruments for the payment of expenses and liabilities of the Trust, other than with respect to cash dividends paid in respect of Allocated Shares held in the Trust and interest earned thereon (as described below), cash contributed by the Company shall be invested in shares of Stock. Except as otherwise provided herein, assets of the Trust shall be invested in shares of Stock at all times.

Notwithstanding anything in this Agreement to the contrary, any cash dividends paid in respect of Allocated Shares other than Non-Dividend Shares that, pursuant to the Plans and any applicable award, (A) are not either (i) used to purchase shares of Stock in connection with stock unit awards that provide for dividend equivalents on such stock units to be reinvested in shares of Stock or (ii) immediately distributable as dividend equivalents, but (B) are instead to be credited with respect to a Participant’s vested and unvested stock units and distributed as dividend equivalents at a future time when the stock unit award(s) corresponding to such Allocated Shares become currently payable, shall be invested in short-term investments, as directed by the Committee or by an officer of the Company, until the Trustee is otherwise directed by the Committee or by an officer of the Company or until the Trust Beneficiaries, who are entitled to the cash dividend equivalents pursuant to the terms of the Plans and awards granted thereunder, shall be entitled to receive distributions from the Trust (or the Company, as agent for the Trustee, as described in Section 1(f)) in accordance with the Plans and awards granted thereunder.

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Section 6. Accounting by Trustee.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions, including such specific records as shall be agreed upon in writing between the Company or the Committee and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company, its officers and the Committee. Within sixty (60) days following the close of each calendar year, the removal or resignation of the Trustee or the termination of this Trust, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal, resignation or termination, setting forth all investments, receipts, disbursements and other transactions effected by it, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal, resignation or termination, as the case may be. Upon written request a Trust Beneficiary may examine the Trustee’s records and accounts regarding the number of shares of Stock held in the Trust and the dividends paid on such shares during the current year; provided that no Trust Beneficiary shall have any right to see such records or accounts as they relate to individual interests in the Trust other than his own.

Section 7. Responsibilities and Powers of Trustee.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for (i) any action taken pursuant to a direction, request, or approval given by the Company, by the Committee or by an officer of the Company contemplated by and complying with the terms of this Trust Agreement or (ii) any inaction taken because of the failure of the Company, the Committee or an officer of the Company to give such a direction, request or approval, except in the case of the gross negligence or willful misconduct or from the Trustee’s breach of this Agreement. To the extent that the Trustee is acting pursuant to such direction, request or approval or is not acting because of the absence thereof and has not acted with gross negligence or willful misconduct, the Trustee shall be relieved of the “prudent man rule” for investments.

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(b) Subject to the provisions of Section 3(b), the Trustee shall have no duty to make an independent investigation as to the occurrence of any event giving rise to a distribution hereunder or under the Plans, and shall be entitled to rely conclusively on the determinations of the Company, the Board of Directors, the Company’s Chairman or President, the Committee or an officer of the Company, as the case may be, as to the occurrence of any such event, which determinations shall be binding upon the Trustee, the Company and the Trust Beneficiaries. The Company shall indemnify the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust (including in connection with litigation undertaken or defended by the Trustee and in connection with action taken or omitted in accordance with this Agreement, unless resulting from the gross negligence or willful misconduct of the Trustee). This indemnification shall also extend to the officers, employees and agents of the Trustee. To the extent, but only to such extent, that the Company fails to make any payment on account of an indemnity provided in this Section 7, such payment shall be made from the Trust assets; provided, however, that the amount of any such payment from the Trust shall thereafter constitute a claim of the Trustee on behalf of the Trust against the Company and may be offset by the Trustee against any amount payable to the Company pursuant to Section 2(c).

(c) The Trustee may hire agents, accountants and attorneys (including the Company’s attorneys) to assist with its responsibilities under this Agreement subject to the consent of the Company.

(d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

(e) The Committee and the officers of the Company shall direct the Trustee in administering the Trust, as provided in this Agreement.

(f) Any corporation into which the Trustee (or any other corporation acting as Trustee) shall be merged or with which it shall be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which it shall be a party, or any corporation to which all or substantially all of its trust business shall be transferred, shall be the successor of the Trustee (or of any other corporation acting as Trustee) as Trustee under this Agreement, without the execution or filing of any instrument or the performance of any further act or the order or judgment of any court and with the same powers, authorities and discretions.

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(g) Until such time as the Company amends the Trust to provide otherwise, the Trustee shall have no discretion or authority to vote Stock held in the Trust by the Trustee on any matter presented for a vote of the stockholders of the Company except in accordance with the provisions of this paragraph (g). The Trustee shall solicit instructions from each Trust Beneficiary (x) who is an active employee (an “Active Employee”) of the Company or any of its subsidiaries or affiliates or (y) who has been awarded stock units for which corresponding shares of Stock are held in the DECAP Portfolio (a “DECAP Participant”), as indicated by the Company, as to the manner in which the shares of Stock held in the Trust corresponding to stock units awarded to such Trust Beneficiary under the Plans (including any shares of Stock comprising dividend equivalents corresponding to such stock units) shall be voted, provided, however, that the Trustee shall not solicit such instructions from Non-Passthrough Participants. The Trustee shall follow all proper instructions that are timely received with respect to such shares of Stock. Without limiting the generality of the preceding sentence, unless instructions provide to the contrary they shall be deemed to include authorization for the Trustee to vote, after due consideration, in its discretion (which discretion includes the discretion to grant a proxy to Company management to vote) any shares of Stock held in the Trust on such matters, other than matters identified in the relevant notice of meeting of the Company’s stockholders and for which the Trust Beneficiary has specified voting instructions, as may properly come before the meeting (“Other Matters”). The Trustee shall vote all Stock held in the Trust as to which no proper instructions are received (including Stock as to which instructions are not solicited and Stock as to which instructions are solicited but not received) (“Uninstructed Shares”) in proportion to Stock for which proper instructions have been received from Active Employees; provided, however, that the Trustee may vote, after due consideration, in its discretion, which discretion includes the discretion to grant a proxy to Company management to vote, any Uninstructed Shares on any Other Matter; and provided, further, that the Trustee shall not vote or grant a proxy to vote any Uninstructed Shares held in the DECAP Portfolio.

The Trustee shall communicate or cause to be communicated to each Trust Beneficiary the provisions of this Agreement relating to the right of such Trust Beneficiary, while an Active Employee (other than a Non-Passthrough Participant) or a DECAP Participant, to direct the Trustee with respect to the voting of shares of Stock corresponding to such Trust Beneficiary’s stock units (including any shares of Stock comprising dividend equivalents corresponding to such stock units). Such communication shall also

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discuss the consequences of an instruction to abstain or withhold authority to vote and any failure to timely instruct the Trustee.

(h) The Company shall promptly notify each Trust Beneficiary of the existence of the Trust and such Beneficiary may examine a copy of this Agreement upon request. The Trustee shall distribute or cause to be distributed any and all communications required by paragraph (g) of this Section 7. The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Trust Beneficiaries.

(i) Notwithstanding anything in this Agreement to the contrary, any cash, or income on other proceeds, received as a result of a transaction presented to a vote of Stockholders or as a result of a Self-Tender shall be invested in short-term instruments as directed by the Committee or by an officer of the Company, until the Trustee is otherwise directed by the Committee or by an officer of the Company or until the Trust Beneficiaries, to whose stock unit awards the shares subject to such transaction corresponded, shall be entitled to receive distributions from the Trust in accordance with the Plans.

Section 8. Compensation and Expenses of Trustee.

(a) The Trustee shall be entitled to receive such reasonable compensation for its services and reimbursement for reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Section 7(c) of this Agreement, in either case as shall be agreed upon between the Trustee and the Company. Such compensation and expenses shall be paid (1) first, from the amount of interest earned by the Trust with respect cash dividends paid in respect of shares of Stock held by the Trust for the payment of corresponding dividend equivalents to the Trust Beneficiaries in accordance with the terms of the Plans and awards granted thereunder, and (2) to the extent such interest is insufficient or otherwise unavailable to pay in full such compensation and expenses, by the Company; provided, however, that if such compensation and expenses are not paid by the Company after demand from the Trustee, then such compensation and expenses otherwise payable by the Company pursuant to clause (2) above may be paid from the assets of the Trust and the amount of any such payment from the Trust shall thereafter constitute a claim of the Trustee on behalf of the Trust against the Company and may be offset by the Trustee against any amount payable to the Company pursuant to Section 2(c).

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Section 9. Replacement of Trustee.

(a) The Trustee may resign at any time, subject to the appointment and qualification of a successor trustee, by giving 60 days prior notice of such resignation in writing to the Company. The Trustee may be removed by the Company at any time without prior notice. In the event of the resignation or removal of the Trustee, a successor corporate trustee shall be appointed by the Company.

(b) In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will after the settlement of its final account and the receipt of any compensation or expenses due it, deliver the Trust to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require.

Section 10. Amendment.

(a) This Agreement may be amended by a written instrument executed by the Company at any time and to any extent except that, subject to the limitation below, in no event shall the rights of the creditors of the Company or any Subsidiary be diminished and no amendment may be made which would permit the Company to revoke the Trust to the extent of (i) any shares corresponding to a stock unit award of a Trust Beneficiary which award is unsettled but currently payable or (ii) any dividend payable to the Trustee as record owner on the record date which dividend is distributable by the Trustee as a dividend equivalent to any Trust Beneficiary in accordance with Section 1(f) hereof. In addition, no amendment may be made without the Trustee’s consent which would change the Trustee’s duties or responsibilities under this Agreement.

(b) The Plans may be amended from time to time by the Company in accordance with their terms without the consent or concurrence of the Trustee and the Company will provide the Trustee with such amendments in a timely manner. The Company shall provide the Trustee with a copy of any amendment, certified by the Company’s Secretary, Assistant Secretary or such person’s designee, within 90 days after its adoption. In the event of any conflict between the Plans and this Agreement concerning the Trustee’s responsibilities, this Agreement shall govern.

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Section 11. Severability and Alienation.

(a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof and this Agreement shall be reconstituted and enforceable as if such illegal provision were never included.

(b) Subject to the provisions of Section 3, Benefits under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

In addition to the foregoing, the Company from time to time may unilaterally amend the definition of “Plans” set forth in the first Whereas clause of this Agreement to include additional plans of the Company or one of its subsidiaries which provide for awards of stock units. The Company shall effect any such amendment by providing the Trustee with written notice identifying the plan or plans to be added to the definition of “Plans” and shall furnish the Trustee with a copy of the relevant plan or plans. Following such actions by the Company, the plan or plans so identified shall be included among the plans which collectively constitute the “Plans” for purposes of this Agreement, and such plan or plans shall be considered a part hereof.

Section 12. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 13. Notices.

(a) Communications to the Company or Committee shall be addressed to the Company or Committee, as applicable, at 1585 Broadway, New York, New York 10036, Attn: Chief Legal Officer and Secretary, provided, however, that upon the Company’s or Committee’s written request, such communications shall be sent to such other address as the Company or Committee may specify.

(b) Communications to the Trustee shall be addressed to CitiStreet at Company Stock Management, 200 Newport Avenue, JQ3N, North Quincy, Massachusetts 02171, Attn: Anne Muir; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.

(c) No communication shall be binding on the addressee thereof prior to receipt thereof.

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Section 14. Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and State Street have executed this Agreement as of the date first above written.

MORGAN STANLEY

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen
Title: Secretary

STATE STREET GLOBAL ADVISORS TRUST COMPANY

By:	/s/ Monet Ewing
Name: Monet Ewing
Title: Vice President

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The following exhibits are already filed as exhibits to registration statements filed by Morgan Stanley or its predecessor companies under the Securities Act or to reports or registration statements filed by Morgan Stanley or its predecessor companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), respectively, and are hereby incorporated by reference to such statements or reports. Morgan Stanley’s Exchange Act file number is 1-11758. The Exchange Act file number of Morgan Stanley Group Inc., a predecessor company (“MSG”), was 1-9085.

Exhibit A: 1995 Equity Incentive Compensation Plan, as amended

(Annex A to MSG’s Proxy Statement for its 1996 Annual Meeting of Stockholders) as amended by Amendment (Exhibit 10.39 to Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2000), Amendment (Exhibit 10.5 to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2005), Amendment (Exhibit 10.3 to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2006), Amendment (Exhibit 10.24 to Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006) and Amendment (Exhibit 10.22 to Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007)

Exhibit B: Employees’ Equity Accumulation Plan, amended and restated as of November 26, 2007

(Exhibit 10.12 to Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007)

Exhibit C: Directors’ Equity Capital Accumulation Plan, as amended and restated as of March 30, 2017

(Exhibit 10.2 to Morgan Stanley’s Current Report on Form 8-K dated May 22, 2017)

Exhibit D: Equity Incentive Compensation Plan, as amended and restated as of March 30, 2017

(Exhibit 10.1 to Morgan Stanley’s Current Report on Form 8-K dated May 22, 2017)

Exhibit E: 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees

(Exhibit 4.2 to Morgan Stanley’s Registration Statement on Form S-8 (No. 333-159504)).